Exhibit 5.1
[Letterhead of Willkie Farr & Gallagher LLP]
October 31, 2011
Clovis Oncology, Inc.
2525 28th Street, Suite 100
Boulder, CO 80301

Re:	Registration Statement on Form S-1
Ladies and Gentlemen:
     We have acted as counsel to Clovis Oncology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a registration statement on Form S-1 (Registration No. 333-175080) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale (the “Offering”) by the Company of 10,695,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), including 1,395,000 shares of Common Stock subject to the exercise of the underwriters’ over-allotment option. In addition, the Company’s Board of Directors has authorized the issuance of such additional number of shares of Common Stock as the Company may elect to include in a registration statement filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Registration Statement, should the Company make such an election. All shares of Common Stock registered under the Registration Statement and any registration statement filed under Rule 462(b) relating to the same offering under the Registration Statement (a “Rule 462(b) Registration Statement”) are herein called the “Shares”.
     We have examined copies of the form of Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the form of Amended and Restated Bylaws of the Company, each to become effective prior to the closing of the Offering, the Registration Statement, all relevant resolutions adopted by the Company’s Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.
     As to questions of fact material to the opinion expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as

Clovis Oncology, Inc.
October 31, 2011

originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons. For purposes of this opinion, we have assumed the filing with, and acceptance by, the Secretary of State of the State of Delaware of the Certificate of Incorporation, which filing has been validly authorized and approved by the Board of Directors and shareholders of the Company, and which filing the Company will cause to take place immediately prior to the closing of the Offering.
     Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act, the Shares to be issued and sold by the Company have been duly authorized and, when issued, sold and paid for in accordance with the terms of the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, will be validly issued, fully paid and non-assessable.
     This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any Rule 462(b) Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement and any Rule 462(b) Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,
/s/ Willkie Farr & Gallagher LLP